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              CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
              COMPUTATION OF EARNINGS TO FIXED CHARGES
               AND EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDENDS
             For the twelve months ended March 31, 1994
                             (Unaudited)
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                                                        (In thousands,
                                                         except ratios)

                                                          -------------
Earnings                                                    $ 42,871
Income taxes                                                  20,219
                                                            ---------
   Earnings from continuing operations before income taxes    63,090
                                                            ---------

Fixed charges
   Interest, long-term debt                                   22,580
   Interest, other (including interest on short-term debt)     2,595
   Amortization of debt expense, premium, net                  1,337
   Portion of rentals representative of an interest factor       468
                                                            ---------
   Total fixed charges                                        26,980
                                                            ---------

   Earnings from continuing operations before income
     taxes and fixed charges                                $ 90,070
                                                            ---------
   Ratio of earnings to fixed charges                           3.34 x
                                                            ---------

Fixed charges from above                                    $ 26,980
Preferred stock dividends*                                     3,002
                                                            ---------
   Total fixed charges and preferred stock dividends        $ 29,982
                                                            ---------

   Ratio of earnings to combined fixed charges and
     preferred stock dividends                                  3.00 x
                                                            ---------


* Preferred stock dividends multiplied by the ratio of pretax income to net income

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